Exhibit 15.1

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-166315, 333-180368 and 333-183294) of our reports dated April 25, 2025, with respect to the consolidated financial statements and the effectiveness of internal control over financial reporting of VEON Ltd., which appears in this annual report on Form 20-F.

/s/ UHY LLP

Melville, New York
April 25, 2025

A member of UHY international, a network of independent accounting and consulting firms